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                                                                 Exhibit 99.(s)

                                POWER OF ATTORNEY


      We, the undersigned officers and Managers, of Man-Glenwood Lexington Associates Portfolio, LLC, a Delaware limited liability company, do hereby severally constitute and appoint Frank C. Meyer, Robert Tucker, David Gordon, John Rowsell, Michael Jawor, Alicia Derrah, Steven Zoric, Michael Caccese, and Mark Goshko, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, Registration Statements and any and all amendments (including post-effective amendments) to such Registration Statements on Form N-2 filed by Man-Glenwood Lexington Associates Portfolio, LLC with the Securities and Exchange Commission in respect of any class of limited liability company interests and other documents and papers relating thereto.

      IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

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
SIGNATURE                           TITLE                              DATE
/s/ Frank C. Meyer
_____________________               President, Principal Executive     January 20, 2003
Frank C. Meyer                      Officer and Manager


/s/ Alicia Derrah
_____________________               Treasurer and Principal            January 20, 2003
Alicia Derrah                       Financial and Accounting
                                    Officer


/s/ John Kelly
_____________________               Manager                            January 20, 2003
John Kelly


/s/ Marvin Damsma
_____________________               Manager                            January 20, 2003
Marvin Damsma


/s/ Robert W. Doede
_____________________               Manager                            January 20, 2003
Robert W. Doede


/s/ Dale M. Hanson
_____________________               Manager                            January 20, 2003
Dale M. Hanson
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